EXHIBIT INDEX


Exhibit                    Description of Exhibit

23.1                       Consent of Independent Accountants

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Prospectus Supplement of our report dated January 22, 1996, on our audits of the consolidated financial statements of MBIA Insurance Corporation and subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."

                                        /s/ Coopers & Lybrand L.L.P.
                                            Coopers & Lybrand L.L.P.

March 18, 1997
New York, New York